UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

The Finish Line, Inc. (the “Company”) was named today as a defendant, along with Genesco, Inc. (“Genesco”), in a complaint for declaratory relief filed by UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”), in the United States District Court for the Southern District of New York.  UBS is to provide the financing for the Company’s merger (the “Merger”) with Genesco, currently the subject of previously reported litigation filed in the Chancery Court in Nashville, Tennessee.  UBS is seeking a declaration in the New York federal district court action that its Commitment Letter with the Company for such financing, which expires on April 30, 2008, is void and/or may properly be terminated by UBS because the Company will not be able to provide, prior to the expiration of the Financing Commitment, a valid solvency certificate attesting to the solvency of the combined Finish Line-Genesco entity resulting from the Merger and such a certificate is a condition precedent to the closing of the financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007	The Finish Line, Inc.

	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President–Chief Financial Officer and Assistant Secretary